Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

January 19, 2024

DatChat, Inc.

204 Neilson Street

New Brunswick, NJ 08901

Ladies and Gentlemen:

We have acted as counsel for DatChat, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-268058) (the “Registration Statement”), and the prospectus supplement filed on January 18, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), dated as of January 16, 2024 (the “Prospectus Supplement”), with the Securities and Exchange Commission (the “Commission”), covering a public offering of (i) 382,972 shares (the “Firm Shares”) of common stock, par value $0.0001 per share (“Common Stock”) and 590,000 pre-funded warrants (the “Firm Pre-Funded Warrants”) to purchase up to 590,000 shares of Common Stock (the “Firm Pre-Funded Warrant Shares”) and (ii) up to 145,945 shares (the “Option Shares,” together with the Firm Shares, the “Shares”) and/or 145,945 Pre-Funded Warrants (the “Option Pre-Funded Warrants”) to purchase 145,945 shares of Common Stock (the “Option Pre-Funded Warrant Shares,” together with the Firm Pre-Funded Warrant Shares, the “Warrant Shares”). The Shares and the Pre-Funded Warrants are to be issued and sold by the Company to the representative, pursuant to an underwriting agreement (the “Underwriting Agreement”) dated January 16, 2024, entered into between the Company and the representative of the several underwriters named therein and in the Prospectus Supplement. The Shares, the Pre-Funded Warrants and the Warrant Shares are referred to herein collectively as the “Securities.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities and the securities issued upon exercise thereunder..

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Articles of Incorporation as currently in effect, (ii) the Company’s Bylaws as currently in effect, (iii) the Registration Statement, all exhibits thereto and related Prospectus Supplement, (iii) minutes and meetings of the Company’s board of directors and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (g) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

2. the Shares when issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement, will be validly issued, fully paid and non-assessable,

3. provided that the Pre-Funded have been duly executed and delivered by the Company and duly delivered to the representative, such Pre-Funded Warrants, when issued as contemplated in the Registration Statement and related Prospectus Supplement, will be valid and binding obligations of the Company; and

4. the Warrant Shares, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Pre-Funded Warrants, and as described in the Registration Statement and the related Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporation laws of the State of Nevada and New York law as to the Pre-Funded Warrants as they contain provisions stating that they are to be governed by the laws of the State of New York. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sheppard Mullin Richter & Hampton LLP
Sheppard Mullin Richter & Hampton LLP